                                                              Exhibit (8)(c)(ii)


                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated August 31, 1999, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"), A I M Distributors, Inc., a Delaware Corporation ("AIM"), The United States Life Insurance Company in the City of New York, a New York life insurance company ("Life Company"), on behalf of itself and each of its segregated asset accounts listed in Schedule A, as the parties may amend from time to time (each, an "Account," and collectively, the "Accounts"); and American General Securities Incorporated , an affiliate of Life Company and the principal underwriter of the Contracts ("Underwriter") (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend the Agreement to add to Schedule A of the Agreement the contracts of the Life Company relating to the Life Company's Platinum Investor Survivor Flexible Premium Variable Life Insurance Policy, Form No. 99206N;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.

2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

 .    AIM VARIABLE INSURANCE FUNDS, INC.

     AIM V.I. International Equity Fund
     AIM V.I. Value Fund



SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

 .    The United States Life Insurance Company in the City of New York Separate
     Account USL VL-R



CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

 .    Platinum Investor Flexible Payment Variable Life Insurance Policies, Form
     No. 97600N.

 .    Platinum Investor Survivor Flexible Premium Variable Life Insurance Policy,
     Form No. 99206N.

Effective Date:  _______________

                                              AIM VARIABLE INSURANCE FUNDS, INC.


Attest: ________________________         By: ______________________________
Name:                                        Name:
Title:                                       Title:


(SEAL)


                                              A I M DISTRIBUTORS, INC.


Attest: ________________________         By: ______________________________
Name:                                        Name:
Title:                                       Title:


(SEAL)


                                              THE UNITED STATES LIFE INSURANCE
                                                 COMPANY IN THE CITY OF NEW YORK


Attest: ________________________         By: ______________________________

Name:   ________________________         Name: ____________________________

Title:  ________________________         Title: ___________________________



(SEAL)


                                              AMERICAN GENERAL SECURITIES
                                                 INCORPORATED


Attest: ________________________         By: ______________________________

Name:   ________________________         Name: ____________________________

Title:  ________________________         Title: ___________________________



(SEAL)